Exhibit 10.1

Execution Version

VOTING AGREEMENT

This VOTING AGREEMENT (the “Agreement”), dated as of April 5, 2007, is made among Agilent Technologies, Inc., a Delaware corporation (“Acquiror”), and Joseph A. Sorge, M.D., J.A. Sorge Trust I, J.A. Sorge Trust II, J.A. Sorge Trust III, J.A. Sorge Trust IV, Joseph A. Sorge Charitable Remainder Trust dated December 26, 2002 and BioSenses Partners, L.P. (collectively, the “Stockholder”).

WHEREAS, Acquiror, Jackson Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Acquiror (“Merger Sub”) and Stratagene Corporation, a Delaware corporation (the “Company”) propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”) providing for the merger of Merger Sub with and into the Company (the “Merger”).  For the purposes of this Agreement, capitalized terms that are used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

WHEREAS, the Stockholder is the record or beneficial owner of the number of shares of common stock, par value $0.0001, of the Company (the “Capital Shares”) set forth on the signature page hereto (such securities, as they may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, together with securities that may be acquired either beneficially or of record after the date hereof by the Stockholder, including Capital Shares issuable upon the exercise of options to purchase Capital Shares (as the same may be adjusted as aforesaid), being collectively referred to herein as the “Securities”).

WHEREAS, pursuant to the Merger, among other things, all of the issued and outstanding shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement.

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Acquiror has requested that the Stockholder enter into this Agreement.

NOW, THEREFORE, to induce Acquiror to enter into, and in consideration of it entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

1.             Covenants of the Stockholder.  The Stockholder agrees as follows:

(a)           The Stockholder will not directly or indirectly: (i) sell, transfer, exchange, pledge, encumber assign or otherwise dispose of (including by gift), or enter into any Contract, option or other arrangement (including any profit sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of (a “Transfer”), the Securities owned by the Stockholder to any person other than Acquiror or Acquiror’s designee, other than Permitted Transfers; (ii) enter into any voting agreement or arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Securities (other than this Agreement); or (iii) take any other action that would in any way make any representation or warranty of the Stockholder contained herein untrue or incorrect or restrict, limit or interfere with the performance of his obligations hereunder or the transactions contemplated hereby or, in his capacity as a stockholder of the Company, prevent or delay the consummation of the transactions contemplated hereby.  For purposes of this Agreement, “Permitted Transfers” shall mean (i) the Transfer of up to an aggregate of 73,000 shares of Capital Securities per any calendar month as described in the 10b5-1 Sales Plan by and between Joseph A. Sorge, M.D. and Pacific Growth Equities, LLC, dated as of June 8, 2006, and (ii) inter-Stockholder Transfers.

(b)           Until the Merger is consummated or the Merger Agreement is terminated, the Stockholder shall not, nor shall the Stockholder permit any of its Affiliates, officers, directors, trustees, investment bankers, financial advisers, attorneys, accountants, advisors, agents, financing sources (and their respective advisors) and/or other representatives (collectively, “Representatives”) to, directly or indirectly, (i) solicit, initiate, seek, endorse, recommend, facilitate or support or knowingly encourage any inquiry, offer or proposal from, furnish any non-public information concerning the Company and/or its subsidiaries to, or participate in any discussions or negotiations with, any Person regarding any Alternative Transaction, (ii) approve, endorse or recommend any Alternative Transaction (except to the extent expressly permitted by the Merger Agreement), or (iii)  enter into any agreement, letter of intent or other similar document or any Contract (whether binding or not) relating to or contemplating any Alternative Transaction Proposal, except and solely to the extent that the Company, the Special Committee or the Company Board, as applicable, are expressly permitted to engage in any of the foregoing activities pursuant to Section 5.2(c) and 5.2(d) of the Merger Agreement. The Stockholder shall, and shall cause its Representatives to, immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Alternative Transaction Proposal and, upon Acquiror’s request, shall request the prompt return or destruction of all confidential information previously furnished to any Person with which the Stockholder or any of its Representatives have engaged in any such activities within the 12-month period preceding the date of this Agreement. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by a Representative of the Stockholder shall be deemed to be a violation of this Section 1(b) by the Stockholder.

(c)           At every meeting of stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, the Stockholder shall vote, to the extent not voted by the person(s) appointed as proxies under Section 2, or shall cause the record holder of any Securities on the applicable record date to appear (in person or by proxy) and vote, the Securities: (i) in favor of adoption of the Merger Agreement and approval of the Merger contemplated thereby, including each other action, agreement and transaction contemplated by or in furtherance of the Merger Agreement, the Merger and this Agreement; (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the other transactions contemplated by the Merger Agreement; and (iii) against approval of any Alternative Transaction.  The Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

(d)           The Stockholder will not exercise any appraisal or dissenters’ rights to which he may be entitled whether under applicable laws or otherwise in connection with the Merger and the other transactions contemplated by the Merger Agreement.

(e)           The Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement or instrument to which the Stockholder is a party or subject or in respect of any rights the Stockholder may have in connection with the Merger or the other transactions provided for in the Merger Agreement. Without limiting the generality or effect of the foregoing, the Stockholder hereby waives any and all rights to contest or object to the execution and delivery of the Merger Agreement, the actions of the Company Board or the Special Committee in approving and recommending the Merger, the consummation of the Merger and the other transactions provided for in the Merger Agreement or to seek an injunction to the Merger.

2.             Grant of Irrevocable Proxy Coupled with an Interest; Appointment of Proxy.  Upon the Stockholder’s execution and delivery of this Agreement, the Stockholder hereby irrevocably and unconditionally revokes any and all proxies granted with respect to the Securities other than the proxy granted pursuant to this Section 2 and agrees not to grant any subsequent proxies or enter into any agreement or understanding with any Person to vote or give instructions with respect to the Securities in any manner inconsistent with the terms of this Agreement and the proxy granted pursuant to this Section 2.  By entering into this Agreement, the Stockholder hereby irrevocably and unconditionally grants a proxy appointing the officers of Acquiror, and each of them, as Stockholder’s sole and exclusive attorneys-in-fact and proxies, with full power of substitution and resubstitution, for and in the Stockholder’s name, to vote, express, consent or dissent, or otherwise to exercise all voting and related rights with respect to the Securities at every annual, special or adjourned meeting of the stockholders of the Company, and in every written consent in lieu of any such meeting, as specifically set forth in Section 1(c) as to the matters specified in Section 1(c).  The proxy granted by the Stockholder pursuant to this Section 2 is coupled with an interest and is irrevocable until the termination of this Agreement in accordance with its terms and is granted in consideration of Acquiror entering into the Merger Agreement and incurring certain related fees and expenses.  Such irrevocable proxy is executed and intended to be irrevocable in accordance with Section 212(c) of Delaware Law.

3.             Representations and Warranties of the Stockholder.  The Stockholder hereby represents and warrants to Acquiror as follows:

(a)           Power; Consents.  The Stockholder has all requisite power, authority and capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Stockholder.  This Agreement has been duly executed and delivered by the Stockholder and constitutes the valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms subject only to applicable bankruptcy and equitable principles.  Neither the execution, delivery or performance of this Agreement by the Stockholder or the transactions contemplated hereby will: (i) require any filing with, or permit, authorization, consent or approval of, any federal, state, local or municipal, foreign or other government or subdivision, branch, department or agency thereof or any government or quasi-governmental authority of any nature, including any court or other tribunal, (a “Governmental Entity”); (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any lien upon any of the properties or assets of the Stockholder under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation (each, a “Contract”) to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets, including the Stockholder’s Securities, may be bound; or (iii) violate any judgment, order, writ, preliminary or permanent injunction or decree (each, an “Order”) or any statute, law, ordinance, rule or regulation of any Governmental Entity (each, a “Law”) applicable to the Stockholder or any of the Stockholder’s properties or assets, including the Stockholder’s Securities.

(b)           The Securities.  The certificates representing the Stockholder’s Securities are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, and the Stockholder is the beneficial or record owner of, and has good and valid title to and the sole right to vote, and the sole power of disposition with respect to, such Securities, free and clear of any liens, security interests, pledges, options, rights of first refusal, proxies, voting trusts, or agreements, understandings or arrangements, or other encumbrances of any nature.  No person not a signatory to this Agreement has a beneficial interest in or a right to acquire or vote any of the Securities. The Stockholder does not own of record or beneficially any securities of the Company other than the Securities as set forth on the signature page hereto.

(c)           Brokers.  Other than as provided in the Merger Agreement, Stockholder is not obligated to pay and has not negotiated for the payment of any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement or this Agreement.

(d)           Merger Agreement.  The Stockholder understands and acknowledges that Acquiror is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

(e)           Accuracy of Representations.  The representations and warranties contained in this Agreement are accurate in all respects as of the date hereof, will be accurate in all respects at all times during the term hereof, and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

4.             Acknowledgments by Stockholder.  Stockholder understands and hereby acknowledges that the representations, warranties and covenants by Stockholder set forth herein shall be relied upon by Acquiror, the Company and their respective affiliates and legal counsel, and that substantial losses and damages may be incurred by these persons if Stockholder’s representations, warranties or covenants are breached.  The Stockholder hereby represents and warrants to Acquiror that the Stockholder has carefully read this Agreement and the Merger Agreement and has discussed the requirements of this Agreement with the Stockholder’s professional advisors, who are qualified to advise the Stockholder with regard to such matters.

5.             Further Assurances.  The Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered such additional or further transfers, assignments, endorsements, consents and other instruments as Acquiror may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote the Stockholder’s Securities as contemplated by Section 2 hereof.

6.             Assignment; Binding Effect.  Neither this Agreement nor any of the rights, interests or obligations of the Stockholder hereunder shall be assigned or delegated, in whole or in part, by the Stockholder (whether by operation of law or otherwise) without the prior written consent of Acquiror and any such assignment or delegation that is not so consented to shall be null and void.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.  Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

7.             Consent.  The Stockholder consents and authorizes Acquiror and the Company to publish and disclose in the Proxy Statement (including all documents filed with the SEC in connection therewith) his identity and ownership of the Securities and the nature of his commitments, arrangements and understanding under this Agreement.

8.             No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to any Securities.  Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Securities shall remain vested in and belong to the Stockholder.

9.             Termination.  This Agreement, and all rights and obligations of the parties hereunder, shall terminate simultaneously with (i) the consummation of the Merger, (ii) the termination of the Merger Agreement in accordance with its terms, or (iii) a Change of Recommendation (as defined in, and pursuant to the terms of, the Merger Agreement), if all of the conditions set forth in Section 5.2(d)(i) — (v) of the Merger Agreement are met.  Nothing in this Section 9 shall relieve any party from liability for willful breach of this Agreement.

10.           Termination of Registration Rights Agreement.  Effective immediately prior to, and contingent upon, the Closing, all rights and obligations under the Registration Agreement, dated as of June 2, 2004, by and among the Company and the Stockholder shall terminate and the Registration Agreement shall be in no further force and effect.

11.           General Provisions.

(a)           Amendments and Waivers.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

(b)           Notice.  Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered in person or by courier, sent by facsimile transmission, sent via overnight delivery service or mailed by registered or certified mail (such notice to be effective upon receipt), as follows:

(i)            If to Acquiror to:

Agilent Technologies, Inc.

5301 Stevens Creek Blvd.

Santa Clara, CA 95051

Attn:  General Counsel

Telephone No.:  (408) 553-2424

Facsimile No.:  (408) 345-8242

with a copy to:

Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, CA 94041
Attention:          Douglas N. Cogen, Esq.
                            Lynda M. Twomey, Esq.

Facsimile No.: (650) 988-8500
Telephone No.: (650) 938-5200

(ii)           If to the Stockholder, to the address set forth under the name of the Stockholder on the signature page hereto,

with a copy to:

Latham & Watkins LLP
600 West Broadway, Suite 1800
San Diego, CA 92101
Attention:  Thomas A. Edwards, Esq.
Facsimile No.:  (619) 696-7419
Telephone No.: (619) 238-2821

or to such other place and with such other copies as any party may designate as to itself by written notice to the others.

(c)           Interpretation; Headings.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  The section headings contained in this Agreement are inserted for convenience only, and shall not affect in any way the meaning or interpretation of this Agreement.  Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(d)           Counterparts; Signatures.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means.

(e)           Entire Agreement; No Third-Party Beneficiaries.  This Agreement (including the documents and instruments referred to herein), constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.  This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(f)            Governing Law.  This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware, without giving effect to any choice of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.  Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such court.

(g)           Publicity.  Except as otherwise required by law, court process or the rules of a national securities exchange or as contemplated or provided in the Merger Agreement, for so long as this Agreement is in effect, the Stockholder shall not issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement or the Merger Agreement without the consent of Acquiror, which consent shall not be unreasonably withheld.

12.           Remedies.  The Stockholder acknowledges that money damages would be an insufficient remedy for any breach of this Agreement by it, and that any such breach would cause Acquiror irreparable harm.  Accordingly, the Stockholder agrees that in the event of any breach or threatened breach of this Agreement, Acquiror, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

13.           Invalidity.  In the event that any one or more of the provisions contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

13.           Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR

OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Acquiror has caused this Voting Agreement to be signed by its officer thereunto duly authorized and the Stockholder has signed this Voting Agreement, all as of the date first written above.

AGILENT TECHNOLOGIES, INC.

By:	/s/ Nicolas H. Roelofs
Name:	Nicolas H. Roelofs
Title:	Senior Vice President and General Manager, LSSU

STOCKHOLDER

By:	/s/ Joseph Sorge

JOSEPH A. SORGE, M.D.

Address:	PO Box 1576
Wilson, WY 83014

Number of Shares of Common Stock:	10,658,439
Options to Purchase Common Stock:	756,460

J.A. Sorge Trust I

By:	/s/ Joseph Sorge
Name:	Joseph Sorge
Title:	Trustee

Address:	PO Box 1576
Wilson, WY 83014

Number of Shares of Common Stock:	319,753

SIGNATURE PAGE TO VOTING AGREEMENT

J.A. Sorge Trust II

By:	/s/ Joseph Sorge
Name:	Joseph Sorge
Title:	Trustee

Address:	PO Box 1576
Wilson, WY 83014

Number of Shares of Common Stock:	226,560

J.A. Sorge Trust III

By:	/s/ Joseph Sorge
Name:	Joseph Sorge
Title:	Trustee

Address:	Same

Number of Shares of Common Stock:	319,753

J.A. Sorge Trust IV

By:	/s/ Joseph Sorge
Name:	Joseph Sorge
Title:	Trustee

Address:	Same

Number of Shares of Common Stock:	226,560

Joseph A. Sorge Charitable Remainder Trust dated December 26, 2002

By:	/s/ Joseph Sorge
Name:	Joseph Sorge
Title:	Trustee

Address:	Same

Number of Shares of Common Stock:	1,344,000

BioSenses Partners, L.P.

By:	/s/ Joseph Sorge
Name:	Joseph Sorge for
Title:	Biosense Management, GP of Biosense Partners

Address:	PO Box 1576
Wilson, WY 83014

Number of Shares of Common Stock:	86,125